EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402, 333-108529, 333-125194, 333-135553, 333-149067, and 333-155865) of Paid, Inc. and subsidiary of our report dated March 16, 2009, on our audit of the consolidated financial statements of Paid, Inc., which appears in the December 31, 2008 annual report on Form 10-K of Paid, Inc.

/s/ CCR LLP

Westborough, Massachusetts
March 16, 2009